Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment Number 2 to Registration Statement on Form S-1/A of our report dated June 28, 2019, relating to the consolidated financial statements of Earth Science Tech, Inc. as of March 31, 2019 and 2018 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

July 10, 2019